Exhibit S

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John H. Homier and Stephen K. Gardner, and each of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form N-2 and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 15, 2007. This document may be executed by the signatories hereto on any number of counterparts, all of which constitute one and the same instrument.

Signature	Title

/s/ John H. Homier	President and Chief Executive Officer
John H. Homier

/s/ Stephen K. Gardner	Secretary, Treasurer and Chief Financial Officer
Stephen K. Gardner

/s/ Kenneth A. Hersh	Director and Chairman of the Board
Kenneth A. Hersh

/s/ David R. Albin	Director
David R. Albin

/s/ Edward W. Blessing	Director
Edward W. Blessing

/s/ C. Kent Conine	Director
C. Kent Conine

/s/ James R. Latimer, III	Director
James R. Latimer, III